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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of June 16, 1997 between General Nutrition, Incorporated, a Pennsylvania Corporation ("Company"), and William E. Watts ("Executive").

     WHEREAS, Executive is employed by Company as President and Chief Executive Officer under the terms of an employment agreement dated March 24, 1989 and amendments thereto; and

     WHEREAS, Company and Executive wish to enter into an updated agreement to provide for the continuation of Executive's employment by Company on the terms and conditions set forth below;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. EMPLOYMENT. Company agrees to employ Executive, and Executive agrees to serve, as its President and Chief Executive officer until February 3, 2001 or until Executive's employment with the Company is terminated by either party as specified in Paragraph 6 hereof (the "Employment Period").

     2. DUTIES. Executive is engaged to perform such duties as are assigned to him as President and Chief Executive Officer of Company by its Board of Directors. Executive shall devote his full time and attention to the performance of such duties, which shall remain similar to the duties he is presently performing. At no time during the Employment Period shall Executive take on additional employment without permission in writing from Company.

     3. COMPENSATION.

     (a) Base Salary. For all services rendered by Executive during the Employment Period, Company shall pay Executive a base salary at the rate of $929,700 per year. Salary payments shall be subject to withholding of applicable taxes. Executive's base salary shall be adjusted on each February 1 during the Employment Period to reflect changes from the prior February 1 in the Consumer Price Index For All Urban Consumers prepared by the United States Department of Labor.

     (b) Incentive Bonus. Executive shall not be eligible to participate annually during the Employment Period in the Company's Incentive Compensation Plan.

     (c) Stock Options. The Company has established stock option plans for key employees under which Executive has been granted options to purchase shares of common stock of Company and may be granted additional options in the future. It is anticipated that any shares of common stock of Company issued to Executive pursuant to the options shall be duly registered by Company. The terms and conditions of the options shall be set forth in the option agreement and stock option plan.

     (d) Disability. During the Employment Period, Company shall continue in effect a program comparable to its current long-term disability insurance program so as to provide insurance payments to Executive upon complete disability of $120,000 per year for a period and under terms reasonably comparable to those provided under the current long-term disability insurance program.

     (e) Company Aircraft. Executive shall be entitled to personal use of the Company's private airplane for up to 100 hours per year plus up to $35,000 per year in airplane related expenses, (pilots lodging, meals and other incidental expenses related to operation of the airplane) as part of his compensation, and such compensation shall include additional amounts to approximate the federal and any state income taxes applicable to such additional compensation. If the Company does not have available a Company-owned or leased private airplane, then Executive may in the alternative, charter on the same compensation terms herein discussed, a private airplane substantially similar to the type of plane primarily used by the Company for up to the aggregate number of hours of private use per year when combined with actual use of Company-owned or leased airplane during such year, equivalent to the costs of 100 hours of such personal use at the preferential use rate offered to the Company by a private airplane transportation provider for the corporate lease of such airplanes. If personal use of a Company-
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owned or leased private airplane by Executive exceeds 100 hours per year or when combined with Executive's use of a chartered airplane, aggregate use exceeds the cost of 100 hours of such use per year at the Company's preferential use rate, then Executive shall reimburse the Company for the incremental cost of such excess use.

     (f) Other Compensation. Executive shall be eligible during the Employment Period to participate in all employee benefit plans to which the Company's executives are generally entitled to participate, except as may be required by law or relevant plan provisions.

     4. REIMBURSEMENT OF EXPENSES. During the Employment Period, Company shall provide Executive an automobile allowance and associated operating expenses in accordance with the Company's policy in effect on the date hereof and with membership dues to a luncheon club and a golf club. Executive shall furnish Company with periodic, itemized expense reports if directed by Company.

     5. DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive shall not during or within two (2) years after any termination of his employment, disclose all or any part of the following valuable, special and unique assets of Company's business to any person, corporation, association or other entity for any reason whatsoever:

        (a) Company's financial and sales information.

        (b) Company's manufacturing formulas and processes.

        (c) Company's business plans and projections; and

        (d) Company's trade secrets.

     In the event of a breach or a threatened breach by Executive of the provisions of this paragraph, Company shall be entitled to an injunction restraining Executive from disclosing in whole, or in part, Company's confidential information. Nothing herein shall prohibit Company from pursuing any other remedies legally available to Company for such breach or threatened breach, including the recovery of damages from Executive.

     6. TERMINATION ARRANGEMENTS.

     (a) Death or Disability. In the event Executive's employment with Company is terminated by reason either of his death during the Employment Period or by reason of his medically determined physical or mental disability during the Employment Period, the Company shall continue to provide Executive (or Executive's Estate in the event of Executive's death) the compensation, including adjustments, set forth in Section 3 hereof until February 3, 2001 or at Executive's (or Executive's Estate's) option and in lieu thereof, a lump sum equal to the total aggregate base salary, excluding adjustments, due Executive under Section 3(a) hereof through February 3, 2001 discounted at the rate of 6% per annum, simple interest. Any such lump sum payment shall be made within 30 days of termination.

     (b) Without Cause. In the event Executive's employment is terminated by Company before February 3, 2001, without cause, Company shall continue to provide Executive (or Executive's Estate in the event of Executive's death) the compensation, including adjustments, set forth in Section 3 hereof until February 3, 2001 or, at Executive's (or Executive's Estate's) option and in lieu thereof, a lump sum equal to the total aggregate base salary, excluding adjustments, due under Section 3(a) through February 3, 2001, discounted at the rate of 6% per annum, simple interest. In addition, in the event of Executive's termination without cause, the value of the Company aircraft benefit set forth in Section 3(e) hereof, shall be fixed at $200,000 per year and Executive shall be provided with a lump sum payment equal to the total aggregate value of the aircraft benefit through February 3, 2001, discounted at the rate of 9% per annum, simple interest. Any such lump sum payment shall be made within 30 days of termination.

     Termination without cause, hereunder, shall include a significant reduction in Executive's duties and responsibilities.

     (c) Resignation. Executive may resign from employment with Company upon one (1) months' written notice. In the event Executive's employment is terminated before February 3, 2001 by reason of Executive's resignation, no additional payments, beyond those earned or vested prior to the date of such resignation, shall be payable hereunder.
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     (d) For Cause.  In the event Executive's employment is terminated by
Company for cause before February 3, 2001, no additional payments, beyond those earned or vested prior to the date of such termination, shall be payable hereunder. Termination of employment "for cause" means a dismissal by Company of Executive because of:

          (i) Executive's gross negligence, willful misconduct or gross neglect of duty; or

          (ii) any criminal act constituting bad faith by Executive in dealing with or on behalf of the Company.

     7. CHANGE OF CONTROL.

     (a) Cash Bonus. In the event of a change of control of the Company, as defined in subparagraph (e) below, while Executive is employed under this Agreement, and in consideration of his agreement to remain in the employment of the Company for one year following the date of the change of control, Company shall pay to Executive a bonus equal to three times Executives' then current base pay. This bonus shall be in addition to Executive's regular salary and other forms of compensation. Such bonus shall be paid as follows:

          (i) 50% within 30 days after the date of change of control; and

          (ii) 50% within 30 days of the first anniversary of such change of control, if Executive is still in the Company's employ as of that date.

     Should Executive be terminated without cause or as a result of his death or disability prior to such first anniversary, Executive (or Executive's estate in the event of death) shall be entitled to the "first anniversary payment" within 30 days of such termination. Termination without cause hereunder, shall include a significant reduction in Executive's duties and responsibilities.

     Should Executive resign or be terminated for cause prior to the first anniversary date, he shall not be eligible to receive any further amount on the first anniversary date.

     Payments under this Section 7 are separate and distinct from and in addition to any other payments contemplated under this Agreement.

     (b) Options. In the event of a Change of Control of Company, options granted to Executive will continue to be subject to the terms and conditions set forth in Executive's option agreements and stock option plans. However, in the event Executive's employment is terminated following a Change of Control but before February 3, 2001 (i) by Company without cause (ii) by Executive's death or (iii) by Executive's medically determined physical or mental disability, then, notwithstanding any provisions to this Agreement or any option agreement or stock option plan to the contrary, all Options held by Executive shall immediately become fully vested without further notice or action by Executive or his estate, and those options shall be exercisable for a period of twelve (12) months after such termination.

     (c) Gross-Up Payments. In the event Executive is subject to an excise tax under Code Section 4999, in respect of payments or other compensation made under this Agreement, as determined by the Company's independent auditors, Company agrees to pay Executive an additional amount which, after the payment by Executive of federal income and excise taxes on such additional amount, is equal to the amount of the excise tax payable without regard to the additional amount. Should Executive fail to pay such excise tax or be determined, pursuant to any administrative or judicial proceeding, not to be subject to such excise tax, Company's obligation to make an additional payment hereunder shall cease as to the amount not paid or so determined and Executive shall promptly refund to company any such additional payment previously paid to executive.

     (d) Expenses of Enforcement. In the event Executive's employment is terminated by Company, other than for cause, before February 3, 2001 or following a Change of Control, then, notwithstanding any provisions to this Agreement to the contrary, Company shall pay all reasonable legal fees and expenses incurred by Executive in the successful enforcement of Executive's rights under this Agreement.

     (e) Definition.  For purposes of this Agreement, a Change of Control means:
(i) an acquisition by an individual, entity or group (excluding the Company or an employee benefit plan of the Company or a corporation
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controlled by the Company's shareholders) of twenty-five percent (25%) or more of the Company's Common Stock or voting securities; (ii) a change in a majority of the current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iii) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the stockholders of the Company receive fifty percent (50%) or more of the stock of the company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns twenty percent (20%) or more stock of the resulting corporation, who did not own such stock immediately before the Business Combination or (iv) any other event required to be reported as a change of control under the Securities Exchange Act of 1934.

     Notwithstanding the foregoing, no Change of Control shall be deemed to occur if Executive, either alone or in concert with a group of employees of Company, shall acquire more than 50% of the outstanding stock of GNCI or the Company or, as a result of the acquisition of a lesser amount of stock, shall become the single largest stockholder of a GNCI or the Company or, as a result of the acquisition of a lesser amount of stock, shall become the single largest stockholder of GNCI or the Company and thereby be able to elect or to cause to be elected to the Board of Directors of GNCI or the Company a majority, of members acceptable to Executive or such group of employees.

     8. NOTICES. Any notice to be given under this Agreement shall be deemed received five (5) business days thereafter if sent in writing, properly addressed, by certified mail, and one (1) business day thereafter if sent in writing, properly addressed, by overnight express courier or by hand. Notices to Executive shall be sent to Executive's residence. Notices to Company shall be sent to its home office.

     9. WAIVER OF BREACH. The failure by a party to enforce its rights against the other party following a breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision hereof or any subsequent breach by such other party.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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     11. ENTIRE AGREEMENT.  This Agreement supersedes and replaces any and all prior employment agreements, both written and oral, between the parties. It contains the entire understanding between parties and can only be amended or supplemented by a written agreement signed by the parties.

EXECUTIVE                                          GENERAL NUTRITION, INCORPORATED

By: /s/ WILLIAM E. WATTS                           By: /s/ JAMES M. SANDER
--------------------------------------------       -------------------------------------------
    William E. Watts

                                                   Title: Vice President

Date:  6/16/97                                     Date:  6/16/97

Witness: /s/ ANN LANGERHOLC                        Witness: /s/ ANN LANGERHOLC
--------------------------------------------       -------------------------------------------

GENERAL NUTRITION COMPANIES, INC.
  COMPENSATION COMMITTEE

By: /s/ THOMAS R. SHEPHERD
--------------------------------------------
    Thomas R. Shepherd

By: /s/ DAVID LUCAS
--------------------------------------------
    David Lucas
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